EXHIBIT 99.1

Oil States and Uniao Engenharia Form Joint Venture to Serve Brazil's Growing Offshore Market

Joint Venture Will Enhance Access to the Latest Technologies, Products and Services

HOUSTON, June 17, 2009 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) announced today that its subsidiary, Oil States Industries, Inc., and Uniao Engenharia Fabricacao e Montagem Ltda. formed a joint venture company that will provide deepwater production and subsea pipeline solutions to Brazil's expanding offshore construction industry. The new venture, Oil States -Uniao S.A., will be based in Vila Velha, a city strategically located on the Brazilian coast near Vitoria.

By combining the highly complementary technologies and capabilities of the two partner companies, the new venture will be able to optimize production and costs for its customers while expanding opportunities for investment in the region.

"We feel very fortunate to be joining forces with such a well regarded and customer-focused company," stated Cindy B. Taylor, Oil States International's President and Chief Executive Officer. "Uniao shares our commitment to both technical and service excellence, and by merging our capabilities in Vila Velha, we'll be able to meet the needs of Brazilian offshore markets more efficiently."

The two companies have an existing working relationship that spans several years of collaboration for client Petrobras in fields off the Brazilian coast. The joint venture will leverage the strong local manufacturing expertise, relationships and facilities of Uniao while making Oil States' innovative deepwater technologies more readily available in the region.

"We see continued growth on the horizon for our Brazilian markets along with greater need for responsiveness in the deepwater arena," says Salvador Turco, President of Uniao Engenharia. "This new venture will enable us to produce and deliver the most innovative and complete technology solutions with shorter lead times and high levels of quality, safety and cost-efficiency."

About Oil States International, Inc.

Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution and land drilling services. Oil States is organized in three business segments - Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

The Oil States International, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6058

About Oil States Industries, Inc.

Oil States Industries is a subsidiary of Oil States International, Inc. (NYSE:OIS) located in Houston Texas. Oil States Industries is a diverse provider of products and services to the oil and gas, defense and general industries. These markets are served by the company's three business groups: Offshore Construction, Marine Pipeline and Elastomer, with operations in Texas, Louisiana, Oklahoma, the United Kingdom, Brazil, Singapore and Thailand and a presence in France, Norway, Nigeria and Vietnam and UAE. For more information, please visit http://www.oilstates.com

About Uniao Engenharia

Founded in 1978, Uniao Engenharia is a Brazilian supplier of engineering, manufacturing and industrial assembly services utilizing state-of-the-art fabrication and design facilities. It is headquartered in Vila Velha with additional ISO 9001:200-compliant facilities located in Espirito Santo, Brazil.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein will be based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2008 filed by Oil States with the SEC on February 20, 2009.

CONTACT:  Oil States Industries, Inc.
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          Oil States International
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